Exhibit 5.1

May 24, 2024

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, NY 11790

Re:	Registration of Units, Shares, Warrants and Warrant Shares

Ladies and Gentlemen:

Reference is made to the filing by Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1, filed on April 24, 2024, as amended on May 14, 2024, May 21, 2024, May 22, 2024 and May 24, 2024 (the “Registration Statement”), which includes a prospectus (the “Prospectus”).

We are rendering this opinion in connection with the filing by the Company with the SEC of the Registration Statement relating to the offering by the Company (the “Offering”) with respect to the proposed issuance and sale by the Company of (i) 5,911,330 units (the “Units”), with each Unit consisting of either (A) one share of the Company’s common stock, $0.001 par value (“Common Stock”) (collectively, the “Shares”) and one Series A warrant (“Series A Warrant”) to purchase one share of Common Stock and one Series B warrant to purchase one share of Common Stock (“Series B Warrant” and, together with the Series A Warrant, the “Series Warrants”), or (B) one pre-funded warrant (each, a “Pre-Funded Warrant”) to purchase one share of Common Stock and one Series A Warrant and one Series B Warrant, (ii) placement agent warrants (“Placement Agent Warrants” and, together with the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants, the “Warrants”) to purchase up to 295,567 shares of Common Stock and (iii) the shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares”). The Units, the Shares, the Warrants and Warrant Shares are collectively referred to herein as the “Securities.” The Securities are being sold pursuant to the terms of a Placement Agency Agreement (the “Placement Agency Agreement”), to be entered into by the Company, Craig-Hallum Capital Group LLC and Laidlaw & Company (UK) Ltd. and are being offered to the public as set forth in the Prospectus.

We understand that the Securities are to be offered and sold in the manner set forth in the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings taken by the board of directors of the Company (the “Board”) in connection with the authorization, issuance and sale of the Securities. We have examined all such documents as we considered necessary to enable us to render this opinion, including, but not limited to: (i) the Registration Statement, (ii) the form of Series A Warrants, (iii) the form of Series B Warrants, (iv) the form of Pre-Funded Warrants, (v) the form of Placement Agent Warrants, (vi) the form of Placement Agency Agreement, (vii) the Company’s certificate of incorporation, as amended to date, (viii) the Company’s amended and restated bylaws, as amended to date, (ix) certain resolutions of the Board and (x) such other corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such certified, conformed, photostatic or facsimile copies. In addition, we have assumed that the Securities will be offered in the manner and on the terms identified or referred to in the Prospectus. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(i)	The Units have been duly authorized and, when issued and delivered by the Company in accordance with the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable;

(ii)	The Shares have been duly authorized and, when issued and delivered by the Company in accordance with the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable;

(iii)	The Pre-Funded Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(iv)	The Pre-Funded Warrant Shares have been duly authorized and, when issued upon exercise of the Pre-Funded Warrants against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable;

(v)	The Series A Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(vi)	The Series A Warrant Shares have been duly authorized and, when issued upon exercise of the Series A Warrants against payment therefor in accordance with the terms of the Series A Warrants, will be validly issued, fully paid and nonassessable;

(vii)	The Series B Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(viii)	The Series B Warrant Shares have been duly authorized and, when issued upon exercise of the Series B Warrants against payment therefor in accordance with the terms of the Series B Warrants, will be validly issued, fully paid and nonassessable;

(ix)	The Placement Agent Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(x)	The Placement Agent Warrant Shares have been duly authorized and, when issued upon exercise of the Placement Agent Warrants against payment therefor in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ McDermott Will and Emery LLP
McDermott Will and Emery LLP

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.